EXHIBIT 10.2

CHEMICAL FINANCIAL CORPORATION

1987 Award and Stock Option Plan

1.          Establishment and Purpose of the Plan.

          Chemical Financial Corporation hereby establishes the Chemical Financial Corporation 1987 Award and Stock Option Plan upon the terms and conditions hereinafter stated. The purpose of the Plan is to attract and retain in the employ of the Corporation and its Subsidiaries people of ability, training and experience by providing such people, in consideration of services performed for the Corporation or a Subsidiary, an incentive for outstanding performance for the Corporation and its Subsidiaries, to the end of furthering the continued growth and profitability of the Corporation and encouraging such persons to own stock in the Corporation and to remain in the service of the Corporation and its Subsidiaries.

2.          Definition.

          Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

          2.01          Awardee: An Employee to whom an Option or Options, Stock Appreciation Rights or Deferred Stock are granted under the Plan.

          2.02          Board of Directors: The Board of Directors of the Corporation.

          2.03          Common Stock: The common stock of the Corporation, par value $10.00 per share, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of Section 9 of the Plan.

          2.04          Compensation Committee or Committee: The committee consisting of not less than three (3) members designated to administer the Plan pursuant to the provisions of Section 4 of the Plan.

          2.05          Corporation: Chemical Financial Corporation, a Michigan corporation, or any successor to substantially all its business.

          2.06          Deferred Stock: Common Stock awarded by the Compensation Committee pursuant to Section 6 of the Plan.

          2.07          Employee: A full-time managerial, administrative or professional employee of the Corporation or a Subsidiary, including an officer or director who is such an employee.

          2.08          Fair Market Value: As applied to a specific date, and unless otherwise determined by the Compensation Committee, shall be (a) the mean between the dealer "bid" and "ask" prices as quoted by a local brokerage office, if the Common Stock of the Corporation is not included in the NASDAQ System; (b) if the Common Stock of the Corporation is included in the NASDAQ System, then either (i) the mean between "bid" and "ask" prices quoted on such system for such date, or (ii) the highest quotation reported on such system for such date, whichever is applicable. However, in the case of an Incentive Stock Option, if such method of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to an Incentive Stock Option, Fair Market Value shall be determined in accordance with such regulations and shall mean the value as so determined.

          2.09          Incentive Stock Option: Any Option or Options intended to meet the requirements of an incentive stock option or options as defined in Section 422A of the Internal Revenue Code to 1986 as amended or any statutory provision that may replace such Section and designated an Incentive Stock Option by the Compensation Committee.

          2.10          Nonstatutory Option: Any Option or Options not intended to meet the requirements of an incentive stock option or options as defined in Section 422A of the Internal Revenue Code of 1986 as amended.

          2.11          Option or Options: Any option or options granted from time to time under the Plan, including both Nonstatutory Options and Incentive Stock Options.

          2.12          Plan: The Chemical Financial Corporation 1987 Award and Stock Option Plan herein set forth, as the same may from time to time be amended.

          2.13          Stock Appreciation Right: A right to receive a number of shares of Common Stock (and cash in lieu of a fractional share), based upon the increase in value of Common Stock, in respect of an Option granted under the Plan to the extent that such Option shall not have been exercised upon its expiration, as more particularly set forth in Section 8 of the Plan.

          2.14          Subsidiary: Any corporation, other than the Corporation, in an unbroken chain of such corporations beginning with the Corporation if at the time of granting of an award or option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other corporations in such chain.

3.          Components of the Plan.

          The Corporation may from time to time during the period of ten years from the date of adoption of the Plan by its stockholders grant to Employees as a reward for services performed Deferred Stock, Nonstatutory Options or Incentive Stock Options or may grant Stock Appreciation Rights, or a combination of them, provided, however, that Stock Appreciation Rights may also be granted at any time prior to the expiration date of any Option.

4.          Compensation Committee; Interpretation and Regulations.

          4.01          Constitution and Noneligibility for Awards: The Plan shall be administered by the Compensation Committee as from time to time constituted pursuant to the Bylaws of the Corporation. No person appointed to the Compensation Committee shall be eligible for an award of Deferred Stock, Options or Stock Appreciation Rights pursuant to the Plan, as prescribed in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as at such time in effect or any other provision that may replace such Rule and be in effect at such time, while serving on the Compensation Committee. No Deferred Stock, Options or Stock Appreciation Rights shall be granted to any Employee who owns, directly or indirectly, Common Stock possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Corporation.

          4.02          Administrative Powers: The Compensation Committee shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Deferred Stock, Options or Stock Appreciation Rights will be granted, in determining the number of shares subject to each grant of Deferred Stock or Options; in determining the amount of each grant of Stock Appreciation Rights; and in determining the terms and conditions of awards granted under the Plan (including requirements restricting the timing of exercise of Options or limiting the duration of Options). The Compensation Committee shall have the power to make regulations for carrying out the Plan and to make such changes in such regulations as from time to time the Compensation Committee deems proper. Any interpretation by the Compensation Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Compensation Committee, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, all Employees, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them. Furthermore, the Compensation Committee shall have the authority to determine, in the Committee's sole discretion, which Options shall be intended to be Incentive Stock Options for the purposes of this Plan and to designate said Options as Incentive Stock Options in such manner as the Compensation Committee may deem appropriate.

          4.03          Limitation on Liability: Members of the Board of Directors and members of the Compensation Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

          4.04          Effect of Prior Awards on Qualification to Act: The fact that a member of the Board of Directors shall at the time be, or shall theretofore have been or thereafter may be, a person who has received or is eligible to receive Deferred Stock, Options or Stock Appreciation Rights shall not disqualify such member from taking part in and voting at any time as a member of the Board of Directors in favor of or against any amendment or repeal of the Plan, provided that such action by the Board of Directors shall be only in accordance with the recommendations of the Compensation Committee as provided in Section 10 of the Plan.

5.          Reservation of Shares.

          The maximum number of shares of Common Stock, that may be granted as Deferred Stock, purchased upon exercise of Options or that may be transferred in respect of Stock Appreciation Rights, and which are hereby reserved for those purposes of the Plan, shall be, in the aggregate, one hundred fifty thousand (150,000) shares of Common Stock, a number that shall be subject to adjustment as provided in Section 9 of the Plan. If an Option shall for any reason expire or terminate without having been exercised in full and if shares of Common Stock shall not have been transferred in respect of Stock Appreciation Rights relating to such Option, the unpurchased or unused shares of Common Stock theretofore subject to such Option shall be added to the shares of Common Stock otherwise available for Options that may thereafter be granted, and such unpurchased shares of Common Stock shall not be deemed to increase the aggregate number of shares of Common Stock for which Options may be granted. Awards of Deferred Stock, Options and Stock Appreciation Rights may be made available, at the discretion of the Board of Directors, from authorized by unissued shares of Common Stock, from shares of Common Stock at any time held in the treasury of the Corporation or from shares of Common Stock acquired by the Corporation for the purposes of the Plan.

6.          Deferred Stock Rules and Conditions.

          The grant of Deferred Stock shall be upon the following rules and conditions:

          6.01          Deferred Stock Grants: Deferred Stock shall be evidenced by Deferred Stock agreements in such form or forms as the Compensation Committee shall from time to time approve. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions for the protection of Deferred Stock in the event of mergers, consolidations, dissolutions, and liquidations, and provisions to the effect that the shares of Common Stock that may be issued subject to the Deferred Stock agreement shall be shares of Common Stock transferred subject to restrictions precluding a sale or other disposition for a period of time and requiring compliance with any other terms and conditions) as the Compensation Committee shall deem advisable.

          6.02          Crediting of Deferred Stock: Upon determination of the number of shares of Deferred Stock to be granted to an Awardee the Committee shall direct that the same be credited to the Awardee's account on the books of the Corporation but that issuance and delivery of the same shall be deferred until the date or dates provided in subsection 6.04 hereof. Prior to issuance and delivery hereunder the Awardee shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to his or her account. The Awardee's right to future issuance and delivery of Deferred Stock may not be sold, pledged, assigned or otherwise transferred (except as hereinafter provided) and any attempt so to sell, pledge, assign or otherwise transfer (except as hereinafter provided) shall be void and the account of the Awardee shall be forfeited. The right of the Awardee to such future issuance and delivery shall, however, be transferable by will or pursuant to the laws of descent and distribution and an Awardee who has been granted Deferred Stock may make a written designation of a beneficiary on forms prescribed by and filed with the Compensation Committee. Upon the death of an Awardee, such beneficiary, or, if no such designation of any beneficiary has been made, the legal representative of such Awardee, shall succeed to the rights of the Awardee.

          6.03          Payment Equivalent to Dividends: During the period that shares of Deferred Stock remain credited to the account of an Awardee and before their issuance and delivery, the Compensation Committee may determine that the Awardee shall receive as additional compensation on each date for the payment of dividends on Common Stock a sum of money equal to the amount the Awardee would have received if the shares of Deferred Stock credited to the Awardee's account had been issued and delivered to the Awardee.

          6.04          Delivery: Subject to the terms and conditions described below, the shares of Deferred Stock credited to the account of an Awardee shall be issued and delivered to the Awardee in one or more installments beginning with such date as the Compensation Committee may determine. In each year prior to such delivery the Awardee shall make arrangements satisfactory to the Compensation Committee for the payment of any taxes required to be withheld in connection with his or her right to Deferred Stock under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign. The Compensation Committee may, in its sole discretion, modify or accelerate the delivery of any shares of Deferred Stock after consulting with the Awardee or his or her successors in the event of (i) death, (ii) hardship after termination of employment, or (iii) any change in tax or other applicable laws, decisions, regulations, or rulings that might have a substantial adverse effect on either such Awardee (or his or her successors) or the Corporation.

          6.05          Forfeiture: Shares of Deferred Stock may be forfeited if the Awardee terminates his or her employment with the Corporation or its Subsidiaries for any reason other than death or retirement, except that the Compensation Committee shall have the authority to provide for the continuation of such Deferred Stock in whole or in part whenever the Compensation Committee is in its judgment shall determine that such continuation is in the best interests of the Corporation. Shares of Deferred Stock may furthermore be forfeited by an Awardee if the Compensation Committee determines that the Awardee has at any time engaged in any activity harmful to the interest of or in competition with the Corporation or its Subsidiaries or accepts employment with a competitor.

7.          Option Rules and Conditions.

          The grant of Options shall be upon the following rules and conditions:

          7.01          Option Grants: Options shall be evidenced by Option agreements in such form or forms as the Compensation Committee shall from time to time approve. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restrictions upon the exercise of the Option, provisions for the protection of Options in the event of mergers, consolidations, dissolutions, and liquidations, and provisions to the effect that the shares subject to the Option shall be shares of Common Stock transferred subject to restrictions precluding a sale or other disposition for a period of time and requiring compliance with any other terms and conditions) as the Compensation Committee shall deem advisable.

          7.02          Option Price: The price at which Common Stock may be purchased upon exercise of an Option shall be determined by the Compensation Committee, but shall in no event be less than the greater of the Fair Market Value of such shares on the date the Option is granted or the par value of such Common Stock.

          7.03          Terms of Options: Each Option shall be exercisable during such period of time as the Compensation Committee shall determine. Each such Option shall in all events, however, and notwithstanding any other provision of the Plan, not be exercised after the expiration of ten years from the date on which the Option shall have been granted, in the case of Incentive Stock Options, or after expiration of ten years and one day from the date on which the Option shall have been granted, in the case of Nonstatutory Options. Except in the case of death, disability or retirement, each Option shall, however, terminate upon termination of employment of the Awardee with the Corporation and its Subsidiaries, notwithstanding the fact that the stated term of such Option may not have expired. In the event of retirement, any Nonstatutory Option shall terminate not later than one year after retirement and any Incentive Stock Option not later than three months after retirement, provided, however, that the expiration date for Options granted as Incentive Stock Options may be extended by the Compensation Committee to a date that is not more than one year after the date of an Awardee's retirement (such Options being Nonstatutory Options after the original expiration date). In the case of death or disability of the Awardee while employed by the Corporation or a Subsidiary, each Option shall terminate on such date as shall be provided in the Option Agreement or one year from the date of the Awardee's death or disability, in the case of both Nonstatutory Options and Incentive Stock Options, whichever shall be the earlier. In cases of the sale of a Subsidiary or other unit of the Corporation, the expiration dates for Options held by Awardees who are transferred to the purchaser in connection with such a sale may be extended by the Compensation Committee to a date that is not more than three years after the date of the sale, but not beyond the original expiration date of the Option. The Compensation Committee shall have the sole power to determine under the circumstances of each case whether or not a leave of absence or entering military service shall constitute cessation of employment, but with respect to an Incentive Stock Option such leaves of absence not constituting cessation of employment shall be limited to those permitted under the laws and regulations governing incentive stock options.

          7.04          Incentive Stock Option: Each provision of the Plan and of each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422A of the Internal Revenue Code of 1986 as amended or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. The total number of shares of Common Stock that may be purchased upon exercise of Incentive Stock Options shall not exceed the total specified in Section 5 of the Plan. Incentive Stock Options shall, in addition to complying with the other provisions of the Plan relating to Options generally, be subject to the following conditions:

          (i)          Each Incentive Stock Option shall in all events not be exercisable after the expiration of ten years from the date on which such Incentive Stock Option shall have been granted.

          (ii)          The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Awardee during any calendar year (under all such plans of the Corporation) shall not exceed $100,000.

          (iii)          Any other terms and conditions that the Compensation Committee determines, upon advice of counsel, must be imposed for the Option to be an Incentive Stock Option.

          7.05          Multiple Nonstatutory Option/Incentive Stock Option Grants: An Employee may be granted both Nonstatutory Options and Incentive Stock Options, either concurrently or separately, subject to such limitations as may be imposed on the aggregate number of shares of Common Stock that may be purchased under either or both types of grants.

          7.06          Exercise of Option: An Option may be exercised by the Awardee to whom it is granted after the expiration of such period of time immediately following the date on which the Option is granted as shall be recommended by the Compensation Committee and prescribed in the Option Agreement. In no event shall the required period of time be less than one year. After the expiration of the required period of time, the Option may be exercised according to its terms during the balance of the term of the Option. The purchase price of the shares of Common Stock for which an Option shall be exercised shall be paid in full in cash at the time of the exercise or, with the consent of the Compensation Committee, in whole or in part in Common Stock valued at Fair Market Value. An awardee shall have no rights of a stockholder with respect to any shares of Common Stock subject to an Option unless and until a stock certificate for such shares shall have been issued to him or her.

          7.07          Assignment: During the lifetime of an Awardee, no Option may be exercised by any person other than the Awardee. An Option may not be pledged, assigned or transferred except by will, under the laws of descent and distribution or as otherwise provided in subsection 7.08 hereof, nor may any Stock Appreciation Rights be pledged, assigned or transferred except by will, under the laws of descent and distribution or as otherwise provided in subsection 7.08 hereof.

          7.08          Beneficiary Upon an Awardee's Death: An Awardee holding an Option or Stock Appreciation Rights may make a written designation of beneficiary on forms prescribed by and filed with the Compensation Committee. Upon the death of an Awardee, such beneficiary, or, if no such designation of any beneficiary has been made, the legal representative of such Awardee may exercise any unterminated and unexpired Option or any Stock Appreciation Rights granted to such Awardee and otherwise succeed to the rights of such Awardee.

          7.09          Forfeiture: Options shall be forfeited by an Awardee if the Compensation Committee determines that the Awardee has at any time engaged in any activity harmful to the interests of or in competition with the Corporation or its Subsidiaries or accepts employment with a competitor.

8.          Stock Appreciation Rights, Rules and Conditions.

          The Compensation Committee may, in its discretion, grant Stock Appreciation Rights to the holder of an Option upon the following rules and conditions:

          8.01          Stock Appreciation Rights Grants: Stock Appreciation Rights shall be evidenced by Stock Appreciation Rights agreements in such form or forms as the Compensation Committee shall from time to time approve. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions deferring the issuance and delivery of any Common Stock that may be granted to an Awardee pursuant to his or her Stock Appreciation Rights, as well as providing for payments equivalent to dividends during the period the issuance and delivery of such Common Stock is deferred, and requiring compliance with any other terms and conditions) as the Compensation Committee shall deem advisable. A Stock Appreciation Rights agreement relating to an Option may be made a part of the related Option agreement or may be granted pursuant to a separate Stock Appreciation Rights agreement at any time prior to the expiration of such Option.

          8.02          Nature of Stock Appreciation Rights: Stock Appreciation Rights shall entitle the Awardee (or, in the event of his or her death, the person or persons to whom the related Option shall have been transferred by will, the laws of descent and distribution or as provided in Section 7.08 above) upon expiration of the related Option during the Awardee's employment as a result of the lapse of time or following the termination of the Awardee's employment as a result of his or her retirement or death, but not otherwise, to receive the number of shares of Common Stock determined under subsection 8.03 hereof, without payment to the Corporation.

          8.03          Limit on Size of Stock Appreciation Rights: The number of shares of Common Stock that shall be transferred in respect of Stock Appreciation Rights shall be determined by dividing:

          (i)          the total number of shares of Common Stock that could have been, but were not, purchased by exercise of the Option to which it relates (as adjusted pursuant to Section 9 of the Plan) on the last day such Option could have been exercised, multiplied by the amount by which the Fair Market Value of the share of Common Stock on such last day of exercise exceeds the option price of the Option, by

          (ii)          the Fair Market Value of a share of Common Stock on such last day of exercise.

No fractional shares shall be issued under this subsection, but, in lieu thereof, an adjustment shall be made in cash equal to the same fraction of the Fair Market Value of a share of Common Stock on such date of expiration.

          8.04          Form of Award: As an alternative to transferring Common Stock in respect of Stock Appreciation Rights, the Compensation Committee may determine that the value of such Stock Appreciation Rights be awarded, in whole or in part, in cash, either in a lump sum or over a period of time.

          8.05          Awardee's Rights as a Stockholder: An Awardee shall have no rights as a stockholder with respect to any shares of Common Stock subject to Stock Appreciation Rights unless and until a stock certificate for such shares shall have been issued to him or her.

          8.06          Transferability: Stock Appreciation Rights shall be transferable only to the extent provided in Sections 7.07 and 7.08 of this Plan.

9.          Adjustments Upon Changes in Capitalization.

          In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Corporation affecting Common Stock, or a sale by the Corporation of all or part of its assets, or any distribution to stockholders other than a cash dividend, the Board of Directors shall make appropriate adjustment in the number and kind of shares authorized by the Plan, and in the number and kind of shares subject to awards of Deferred Stock and to unexercised Options and Stock Appreciation Rights theretofore granted and in the option price of such shares. No fractional shares of Common Stock shall be issued pursuant to such an adjustment, however, and the Fair Market Value of any fractional shares resulting from adjustments pursuant to this section shall be paid in cash to the Awardee.

10.          Termination and Amendment.

          The Board of Directors shall have the power to terminate the Plan at any time, and from time to time may make such changes in and additions to the Plan as it may deem proper and in the best interests of the Corporation, without further action on the part of the stockholders of the Corporation, but only if, as and when the Compensation Committee shall recommend, but not otherwise; provided, however, (subject to the provisions of Sections 5 and 9 hereof) that no such termination, change or addition shall:

          10.01          Without the consent of the affected Awardee, impair any Option or the terms of any other award theretofore granted under the Plan or, except as otherwise provided in the Plan, deprive any Awardee of any shares of Common Stock that he or she may have acquired through or as a result of the Plan;

          10.02          Increase the total number of shares of Common Stock reserved to be awarded under the Plan, either in the aggregate or with respect to any one Awardee;

          10.03          Decrease the purchase price of any Option below the Fair Market Value on the date of grant;

          10.04          Extend the period during which Deferred Stock, Options or Stock Appreciation Rights may be awarded, or the period during which Options may be exercised;

          10.05          Abolish the Compensation Committee, change eligibility for membership on the Compensation Committee (except as may from time to time be required by law) or permit the grant of Deferred Stock, Options or Stock Appreciation Rights to members of the Compensation Committee; or

          10.06          Change the provisions of this Section 10.

11.          General Provisions.

          11.01          Nothing contained in the Plan, or in any award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Corporation or a Subsidiary, nor interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any such Employee at any time with or without assigning any reason therefore.

          11.02          Appropriate provision shall be made for all taxes required to be withheld in connection with any award, the exercise thereof and the transfer of shares of Common Stock, or in connection with Stock Appreciation Rights, under the applicable laws of any governmental authority, whether Federal, state or local.

          11.03          An Awardee may elect in writing that the Compensation Committee permit him or her to satisfy, in whole or in part, the obligation for taxes referred to in Section 11.02 above, by having the Corporation withhold shares of Common Stock having a Fair Market Value equal to the amount required to be withheld. Any such election shall be subject to the following requirements:

          (a)          Such election must be made no less than sixty (60) days prior to the date that the amount of tax to be withheld is determined;

          (b)          Such election shall be subject to the disapproval of the Compensation Committee at any time after such election is made; and

          (c)          Such election, once made, shall be irrevocable by the Awardee.

          In addition, if the Awardee is an officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, or any future amendment or replacement thereof, the following additional requirements shall apply to any such election:

          (d)          The election may not be made within six (6) months of the grant or award (except that this limitation will not apply in the event that the death or disability of the officer-Awardee occurs prior to the expiration of such six (6) month period); and

          (e)          Such election must be made either six (6) months prior to the date that the amount of tax to be withheld is determined, or during the ten (10) day period specified in Rule 16b-3(e)(3)(iii), beginning on the third day following the release of the Corporation's quarterly or annual statement of income and earnings.

          11.04          If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

          11.05          For purposes of this Plan, transfer of employment from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another Subsidiary shall not be deemed termination of employment.

          11.06          To the extent that Federal laws (such as the Securities Exchange Act of 1934 or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Michigan.

Amendment to Chemical Financial Corporation
1987 Award and Stock Option Plan

On April 20, 1992 the shareholders of Chemical Financial Corporation approved an increase of 100,000 shares to the Chemical Financial Corporation 1987 Award and Stock Option Plan.